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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement for OpenTV Corp. on Form F-1 of our reports dated August 9, 1999 relating to the financial statements and financial statement schedules of OpenTV, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
October 22, 1999